Exhibit 99.2


                         FORM 4 JOINT FILER INFORMATION

          (Attachment to Form 4 in accordance with instruction 4(b)(v))


Check this box if no longer subject to Section 16: [ X ]

Name and Address:                            Oracle Investment Management, Inc.
                                             200 Greenwich Avenue, 3rd Floor
                                             Greenwich, CT 06830

Issuer and Ticker Symbol:                    GTx, Inc. [GTXI]

Date of Earliest Transaction:                8/16/04

Relationship to Issuer:                      10% Owner

Designated Filer:                            Larry N. Feinberg

TABLE I INFORMATION
Title of Security:                           Common Stock
Transaction Date:                            8/16/04
Transaction Code:                            S
Securities Disposed:                         345,000
Acquired or Disposed:                        D
Amount Beneficially Owned after Transaction: 2,292,360
Ownership Form:                              D



Signature:                                   ORACLE INVESTMENT MANAGEMENT, INC.

                                             By: /s/ Larry N. Feinberg
                                                 ------------------------------
                                                 Name:  Larry N. Feinberg
                                                 Title: President